EXHIBIT 99.1

Interwoven Announces Strong Q3 Results

Pro Forma Profitability Doubles Sequentially; 89 New Customers Added

SUNNYVALE, Calif. — October 20, 2004 — Interwoven, Inc. (Nasdaq: IWOV), provider of Enterprise Content Management (ECM) solutions for business, today announced strong financial results for the quarter ended September 30, 2004.

Interwoven reported total revenues of $40.3 million for the third quarter of 2004, an increase from the $39.5 million posted in the quarter ended June 30, 2004, and an increase of 54 percent from total revenues of $26.1 million for the same period last year. Net loss for the third quarter of 2004, calculated in accordance with generally accepted accounting principles, was $2.6 million, or $0.06 per share, compared to a net loss of $18.8 million, or $0.71 per share, for the same period last year. On a pro forma basis, Interwoven reported net income of $1.5 million for the third quarter of 2004, or $0.04 per share compared to a pro forma net loss of $4.4 million, or $0.17 per share, in the third quarter last year. Pro forma net income (loss) excludes amortization of stock-based compensation and intangible assets, restructuring adjustments and the related tax impact of these items.

For the nine months ended September 30, 2004, Interwoven reported total revenues of $117.2 million, an increase of 50 percent from the $77.9 million for the same period last year. Net loss for the nine months ended September 30, 2004, calculated in accordance with generally accepted accounting principles, was $25.2 million, or $0.62 per share, compared to a net loss of $35.1 million, or $1.36 per share, for the same period last year. On a pro forma basis, Interwoven reported net income of $1.6 million for the nine months ended September 30, 2004, or $0.04 on a per share basis, compared to a pro forma net loss of $15.8 million, or $0.61 per share, last year. Pro forma net income (loss) excludes restructuring adjustments, amortization of stock-based compensation and intangible assets, a charge for in-process research and development in 2003 and the related tax impact of these items.

A reconciliation of net loss calculated in accordance with generally accepted accounting principles and pro forma net income (loss), is provided in the tables immediately following the consolidated statements of operations below. These pro forma measures are not in accordance with, or an alternative for, similar measures calculated in accordance with generally accepted accounting principles and may be different from pro forma measures used by other companies. Interwoven believes that the presentation of pro forma results provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Readers of Interwoven’s consolidated financial statements are advised to review and carefully consider the financial information prepared in accordance with generally accepted accounting principles contained in this press release and Interwoven’s periodic filings with the Securities and Exchange Commission.

“Q3 was an extremely strong quarter for Interwoven as we more than doubled our pro forma profits from last quarter,” said Martin Brauns, chairman and CEO of Interwoven. “During a seasonally difficult quarter, Interwoven delivered impressive results, reaffirmed our position as a leading provider of ECM solutions for business, added many notable companies to our solid customer roster, and expanded relationships with existing customers who continue to extend their investment in our complete ECM platform. I look forward to continuing our positive momentum throughout Q4 and into 2005.”

Customer Momentum

Interwoven continued its momentum in the third quarter with 89 new customers. Today, more than 3,000 enterprises and professional services organizations worldwide are using Interwoven solutions.

New customers selecting Interwoven ECM solutions for business in the third quarter include: Amtrak, A&E Television Networks, Entercom Communications, Masonite, XRoads Solutions Group, the City of San Antonio, and Frank, Rimerman & Co. LLP, a leading provider of accounting and consulting services. New customer growth in the legal vertical market continued worldwide as Interwoven added new firms and corporate legal departments, including Segal McCambridge Singer & Mahoney Ltd; Gomez-Acebo & Pombo; Cassels Brock & Blackwell LLP; Webber Wentzel Bowens, a leading full-service law firm in South Africa; and, Wragge & Co. LLP, a leading UK-based law firm. As a result, Interwoven now has more AmLaw 200 firms (the definitive ranking of the largest American law firms) as customers than any other ECM vendor. These leading law firms have adopted Interwoven WorkSite Software for document management and collaboration.

In the quarter, Interwoven also received new orders from existing customers including: Royal Caribbean Cruises; Adobe; Adidas-Salomon; Howard Hughes Medical Institute; Federal Express; Allstate Insurance; Library of Congress; Walt Disney Company; Phillip Morris International; BP Oil; British Telecom; Troutman Sanders LLP; Chaffe, McCall, Phillips, Toler & Sarpy, LLP; Fujitsu Limited; Intesa Mediofactoring in Italy; Konica Minolta in Japan; and Queensland Department of Employment in Australia.

Customers are continuing to invest in the complete Interwoven ECM platform. For example, ABN AMRO, a long-time Interwoven TeamSite customer in Europe, has expanded its Interwoven implementation with the purchase of Interwoven WorkSite MP software, a leading document management and collaboration solution. And, Visa International expanded its implementation with the purchase of MediaBin Software.

ECM Solutions and Industry Leadership

Interwoven ECM solutions for business unify people, content and processes to better enable organizations to minimize business risk, accelerate time-to-value and sustain lower total cost of ownership. Interwoven provides content-rich solutions designed to solve critical business challenges for departments, enterprises, or industries including: Document Management, Collaboration, Web Content Management, E-mail Management, Intranets, Digital Asset Management, and Records Management.

Throughout the quarter, Interwoven continued to extend its ECM technology leadership in a number of different solution and product areas:

•	Records Management Solution — Interwoven announced the acquisition of the assets of Software Intelligence, Inc., a leading provider of records management (RM) systems. Software Intelligence’s comprehensive RM product has been renamed Interwoven Records Manager Software, and is enabling companies to manage paper documents, electronic documents and e-mail under a single unified records system. Although the transaction closed in mid-August, the integration work is already complete, and Interwoven closed several RM deals in the third quarter, including Jeffer, Mangels, Butler & Marmaro, an AmLaw 200 law firm.

•	Marketing Content Management Solution — Interwoven continued to increase momentum for its Marketing Content Management (MCM) solution with new functionality, usability and performance enhancements to MediaBin Asset Server 4.5, the company’s industry-leading Digital Asset Management (DAM) system. Already in use by global marketers such as General Mills and Reebok, the Interwoven MCM solution enables companies to speed time-to-market, increase brand equity and improve marketing efficiency.

•	E-mail Management Solution — Interwoven announced that it has extended its market-leading E-mail Management solution to support businesses using Lotus Notes. The new E-mail Management solution for Notes is an addition to already available solutions for Microsoft Outlook. The Interwoven E-mail Management solution is based on Interwoven Worksite 8 software, and offers relief to organizations challenged with addressing records retention policies and removing the risks created by e-mail and documents disassociated and split between multiple repositories.

•	Enterprise Web Content Management Solution — Interwoven introduced the availability of TeamSite for the Linux platform. Powering the industry’s most advanced enterprise-class Web Content Management solution, TeamSite joined Interwoven OpenDeploy and Interwoven WorkSite MP software on the Linux platform, making Interwoven the only ECM vendor with a full suite of products available on Linux. The initial release of TeamSite for Linux helps enable organizations to achieve a lower total cost of ownership for departmental solution deployments such as employee self-service, portals and intranets.

Awards/Accolades

Interwoven continued to demonstrate market traction with several industry awards and accolades.

•	Gartner ECM Magic Quadrant — Today it was announced that Interwoven is positioned in the Leaders Quadrant of Gartner, Inc’s first Enterprise Content Management Magic Quadrant. Interwoven was recognized by Gartner for its full ECM suite, solutions focus, and strong understanding of e-mail management.

•	Law Office Computing Readers’ Choice Awards — Interwoven announced that it has been named the top document management solution by the readers of Law Office Computing Magazine in its 10th Annual Readers’ Choice Awards. The awards honor the most useful legal technology products.

•	e-LOTIES Awards — As further recognition of its pioneering work in delivering leading document management, e-mail management and matter-centric collaboration solutions to the legal industry, Interwoven was awarded two prestigious e-LOTIES (Legal Office Technology Innovation) awards. The annual e-LOTIES awards recognize companies in the UK for the latest innovations in e-commerce, knowledge management and Web-based technology for the legal sector. Members of the UK legal community voted Interwoven the industry’s Best KM/Information Portal Supplier and Best E-mail Management System.

•	CIO Magazine Agile 100 — Interwoven announced that many of its customers across diverse industries have been selected for the CIO Magazine Agile 100, which lists those organizations best able to combine IT agility with business agility to adapt to rapidly changing business conditions. Interwoven is helping to enable this agility for many of its customers today.

•	Software 500 — Interwoven was recognized by Software Magazine as one of the largest software companies in the publication’s 22nd annual Software 500 listing.

Partners

In Q3, Interwoven continued to drive business through the channel as well as strengthen strategic alliances.

•	OEM & VAR Partners — Interwoven OEM and VAR partners continued to build new and innovative solutions leveraging WorkSite MP, Interwoven’s Document Management and Collaboration offering. As the convergence of both structured and unstructured content continues to gain momentum, independent software vendors (ISVs) are finding that they must manage the unstructured content lifecycle around documents, correspondence, and ad-hoc communications. WorkSite MP continues to offer ISVs the most compelling platform for building solutions through an expanded set of application programming interfaces, enhanced configuration and data modeling tools, and new compliance and records management features.

•	Kofax and BCS Systems — Interwoven announced that it has teamed with Kofax, the world’s largest information capture vendor, and BCS Systems, a leading systems integration specialist, to offer an integrated enterprise information capture and Document Management and Collaboration solution to customers worldwide. BCS’ Advanced Capture integrates Interwoven’s WorkSite MP Server and Kofax’s Ascent Capture platform with customer application data and transactions to enable enterprises to dramatically reduce the cost and complexity of capturing and organizing mission-critical business information.

Company

Interwoven added key industry leaders to its senior management team during the quarter.

•	David Nelson-Gal, formerly vice president of software engineering at Sun Microsystems, joined Interwoven as senior vice president of engineering. A highly respected development executive with a long and successful track record, David is in charge of spearheading the day-to-day operations of Interwoven’s worldwide engineering teams, enabling Rafiq Mohammadi, CTO of Interwoven, to focus on the long-term direction of Interwoven’s architecture and solutions.

•	Hiroyasu Sugimoto joined Interwoven as the managing director of Interwoven Japan. Hiroyasu-san brings a wealth of experience to Interwoven with more than 20 years in business development, consulting, and operational management roles, and most recently served as Documentum’s managing director over the last three years.

Conference Call Information

Interwoven’s third quarter results and its business outlook for the fourth quarter of 2004 will be discussed today, October 20, 2004 at 2:00 p.m. PT (5:00 p.m. ET).

Live Dial-in #: Replay #: Replay Passcode #:	(913) 981-5592 (719) 457-0820 or (888) 203-1112 814409

Audio Webcast instructions will be available on Interwoven’s Website at: http://www.interwoven.com/investors. The call replay will be available starting October 20, 2004 (5:00 p.m. PT) through October 26, 2004.

About Interwoven

Interwoven, Inc., provider of Enterprise Content Management solutions for business, enables organizations to unify people, content and processes to minimize business risk, accelerate time-to-value and sustain lower total cost of ownership. Interwoven delivers deep industry-specific solutions which reduce business process cycle time from initial collaboration through design, production, sales, marketing, legal review, IT and service. Interwoven leads the industry with a service-oriented architecture today and easy-to-use, best-in-class components and solutions. Today, more than 3,000 enterprises, law firms and professional services organizations worldwide are Interwoven customers including British Telecom, Ford, Freshfields Bruckhaus Deringer, General Motors, Jones Day, Motorola and Yamaha. Interwoven is headquartered in Sunnyvale, Calif., with offices around the world. For more information visit www.interwoven.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This press release contains “forward-looking” statements, including statements about historical results that may suggest trends for our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. All statements other than statements of historical fact are statements that could be deemed as forward-looking statements. Actual results could differ materially from our current expectations as a result of many factors, including: customer acceptance of our enterprise content management solutions and new product releases may be slower than we anticipate; customer spending on enterprise content management initiatives may decline; our ability to cross-sell additional products into our installed base of customers; intense competition in our market which makes our results difficult to predict; development of certain Interwoven products and services may not proceed as planned; and the introduction of new products or services by competitors and the ongoing consolidation in our market place could delay or reduce sales. These and other risks and uncertainties associated with our business are described in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov

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INTERWOVEN, INC.

Consolidated Statements of Operations

(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Revenues:
License	$16,157	$10,383	$49,335	$29,726
Support and service	24,104	15,690	67,815	48,128

Total revenues	40,261	26,073	117,150	77,854
Cost of revenues:
License	3,387	1,426	9,864	2,593
Support and service	9,705	7,260	28,643	23,842

Total cost of revenues	13,092	8,686	38,507	26,435

Gross profit	27,169	17,387	78,643	51,419
Operating expenses:
Sales and marketing	17,300	13,251	52,585	41,518
Research and development	7,746	6,058	23,033	18,062
General and administrative	3,052	2,867	9,022	9,346
Amortization of stock-based compensation	941	475	4,352	1,482
Amortization of intangible assets	1,217	657	3,631	1,545
In-process research and development	—	—	—	599
Restructuring and excess facilities	(266)	13,324	11,571	15,701
Total operating expenses	29,990	36,632	104,194	88,253

Loss from operations	(2,821)	(19,245)	(25,551)	(36,834)
Interest income and other, net	468	579	1,114	2,513

Loss before provision for income taxes	(2,353)	(18,666)	(24,437)	(34,321)
Provision for income taxes	243	174	729	813

Net loss	$(2,596)	$(18,840)	$(25,166)	$(35,134)

Basic and diluted net loss per common share	$(0.06)	$(0.71)	$(0.62)	$(1.36)

Shares used in computing basic and diluted net loss per common share	40,564	26,398	40,374	25,866

INTERWOVEN, INC.

Impact of Pro Forma Adjustments on Reported
Consolidated Statements of Operations

(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2004			September 30, 2003
	As reported	Adjustments*	Pro forma	As reported	Adjustments*	Pro forma
Revenues:
License	$16,157	$—	$16,157	$10,383	$—	$10,383
Support and service	24,104	—	24,104	15,690	—	15,690

Total revenues	40,261	—	40,261	26,073	—	26,073
Cost of revenues:
License	3,387	(2,739)	648	1,426	—	1,426
Support and service	9,705	—	9,705	7,260	—	7,260

Total cost of revenues	13,092	(2,739)	10,353	8,686	—	8,686

Gross profit	27,169	2,739	29,908	17,387	—	17,387
Operating expenses:
Sales and marketing	17,300	—	17,300	13,251	—	13,251
Research and development	7,746	—	7,746	6,058	—	6,058
General and administrative	3,052	—	3,052	2,867	—	2,867
Amortization of stock- based compensation	941	(941)	—	475	(475)	—
Amortization of intangible assets	1,217	(1,217)	—	657	(657)	—
Restructuring and excess facilities	(266)	266	—	13,324	(13,324)	—

Total operating expenses	29,990	(1,892)	28,098	36,632	(14,456)	22,176

Income (loss) from operations	(2,821)	4,631	1,810	(19,245)	14,456	(4,789)
Interest income and other, net	468	—	468	579	—	579

Income (loss) before income taxes	(2,353)	4,631	2,278	(18,666)	14,456	(4,210)
Provision for income taxes	243	532	775	174	—	174

Net income (loss)	$(2,596)	$4,099	$1,503	$(18,840)	$14,456	$(4,384)

Net income (loss) per share	$(0.06)		$0.04	$(0.71)		$(0.17)

Shares used in computing pro forma net income (loss) per share**	40,564		41,319	26,398		26,398

*	The pro forma adjustments represent the reversal of restructuring and excess facilities charges (benefit), the amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments.

**	The shares used in computing pro forma net income for the three months ended September 30, 2004 include the dilutive impact of common stock options.

INTERWOVEN, INC.

Impact of Pro Forma Adjustments on Reported
Consolidated Statements of Operations

(In thousands, except per share data)
(Unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2004			September 30, 2003
	As reported	Adjustments*	Pro forma	As reported	Adjustments*	Pro forma
Revenues:
License	$49,335	$—	$49,335	$29,726	$—	$29,726
Support and service	67,815	—	67,815	48,128	—	48,128

Total revenues	117,150	—	117,150	77,854	—	77,854
Cost of revenues:
License	9,864	(7,917)	1,947	2,593	—	2,593
Support and service	28,643	—	28,643	23,842	—	23,842

Total cost of revenues	38,507	(7,917)	30,590	26,435	—	26,435

Gross profit	78,643	7,917	86,560	51,419	—	51,419
Operating expenses:
Sales and marketing	52,585	—	52,585	41,518	—	41,518
Research and development	23,033	—	23,033	18,062	—	18,062
General and administrative	9,022	—	9,022	9,346	—	9,346
Amortization of stock- based compensation	4,352	(4,352)	—	1,482	(1,482)	—
Amortization of intangible assets	3,631	(3,631)	—	1,545	(1,545)	—
In-process research and development	—	—	—	599	(599)	—
Restructuring and excess facilities	11,571	(11,571)	—	15,701	(15,701)	—

Total operating expenses	104,194	(19,554)	84,640	88,253	(19,327)	68,926

Income (loss) from operations	(25,551)	27,471	1,920	(36,834)	19,327	(17,507)
Interest income and other, net	1,114	—	1,114	2,513	—	2,513

Income (loss) before income taxes	(24,437)	27,471	3,034	(34,321)	19,327	(14,994)
Provision for income taxes	729	662	1,391	813	—	813

Net income (loss)	$(25,166)	$26,809	$1,643	$(35,134)	$19,327	$(15,807)

Net income (loss) per share	$(0.62)		$0.04	$(1.36)		$(0.61)

Shares used in computing pro forma net income (loss) per share**	40,374		41,683	25,866		25,866

*	The pro forma adjustments represent the reversal of restructuring and excess facilities charges, in-process research and development, the amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments.

**	The shares used in computing pro forma net income for the nine months ended September 30, 2004 include the dilutive impact of common stock options.

INTERWOVEN, INC.

Consolidated Balance Sheets

(In thousands)

	September 30, 2004	December 31, 2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$73,731	$43,566
Short-term investments	64,963	96,921
Accounts receivable, net	25,828	33,834
Prepaid expenses and other current assets	8,319	8,629

Total current assets	172,841	182,950
Property and equipment, net	6,210	7,403
Goodwill	185,464	185,991
Other intangible assets, net	33,234	43,134
Other assets	2,299	2,347

Total assets	$400,048	$421,825

Liabilities and Stockholders’ Equity
Current liabilities:
Bank borrowings	$611	$1,213
Accounts payable	4,747	4,576
Accrued liabilities	18,369	22,961
Restructuring and excess facilities accrual	15,138	15,733
Deferred revenues	45,429	44,066

Total current liabilities	84,294	88,549
Accrued liabilities	2,515	912
Restructuring and excess facilities accrual	28,862	31,430

Total liabilities	115,671	120,891

Commitments and contingencies Stockholders’ equity:
Common stock	41	40
Additional paid-in capital	695,914	693,773
Deferred stock-based compensation	(2,762)	(9,564)
Accumulated other comprehensive income (loss)	(310)	25
Accumulated deficit	(408,506)	(383,340)

Total stockholders’ equity	284,377	300,934

Total liabilities and stockholders’ equity	$400,048	$421,825